First Security Benefit Life Insurance and Annuity Company of New York	SecureDesigns® Variable Annuity Application

First Security Benefit Life Insurance and Annuity Company of New York (“FSBL”). Questions? Call our Customer Service Center at 1-800-888-2461.

Instructions
Complete the entire form to establish a new SecureDesigns® Variable Annuity Contract. Please type or print.

1. Choose Type of Annuity Contract
Please select the annuity type: m Non-Qualified m 403(b) TSA m Traditional IRA m Roth IRA
Initial Contribution $
For IRAs only: Current Year $	Prior Year $	Rollover $

2. Provide Annuitant Information
Name of Annuitant				m Male m Female
	First	MI	Last
Mailing Address
	Street Address	City	State	ZIP Code
Residential Address
(if different from mailing address) Street Address	City	State	ZIP Code
Social Security Number/Tax I.D. Number	Date of Birth
(mm/dd/yyyy)
Daytime Phone Number	Home Phone Number
Email Address

3. Provide Contractowner Information
☐ Same as Annuitant
Name of Contractowner				m Male m Female
	First	MI	Last
Mailing Address
	Street Address	City	State	ZIP Code
Residential Address
(if different from mailing address) Street Address	City	State	ZIP Code
Social Security Number/Tax I.D. Number	Date of Birth
(mm/dd/yyyy)
Daytime Phone Number	Home Phone Number
Email Address

4. Provide Joint Owner Information
Name of Joint Owner				m Male m Female
	First	MI	Last
Mailing Address
	Street Address	City	State	ZIP Code
Residential Address
(if different from mailing address) Street Address	City	State	ZIP Code
Social Security Number/Tax I.D. Number	Date of Birth
(mm/dd/yyyy)
Daytime Phone Number	Home Phone Number

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5. Provide Primary and Secondary Beneficiary(ies)
For additional Primary Beneficiaries, please attach a separate list to the end of this application.
	Primary Beneficiary			Social	DOB	Relationship to	%
	Name	Address (city, state, zip)	Phone No.	Security No.	(mm/dd/yyyy)	Owner	of Benefit
1.
2.
3.
For additional Secondary Beneficiaries, please attach a separate list to the end of this application.
	Secondary Beneficiary			Social	DOB	Relationship to	%
	Name	Address (city, state, zip)	Phone No.	Security No.	(mm/dd/yyyy)	Owner	of Benefit
1.
2.
3.

6. Provide Replacement Information
Do you currently have any existing annuity or insurance policies? m Yes m No
Does this proposed contract replace or change any existing annuity or insurance policy? m Yes m No
If yes, please list the following for all life insurance or annuity contracts to be replaced:

Current Carrier Name	Contract/Policy Number

7. Choose Optional Riders
Please select only one Rider from each category.
Please do not exceed the maximum Rider cost for your contract.

Death Benefit Rider Payable Upon Death:
m Annual Stepped Up Death Benefit

Credit Enhancement Rider:
m 4%

Surrender Charge Riders:
m 0-year Alternate Withdrawal Charge Rider
m 4-year Alternate Withdrawal Charge Rider

Please Continue

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8. Indicate Investment Directions

Please indicate your investment preferences below. Please use whole percentages totaling 100%
%	AllianceBernstein VPS Dynamic	%	Guggenheim VIF CLS AdvisorOne	%	Invesco V.I. Mid Cap Core Equity
	Asset Allocation		Clermont	%	Invesco V.I. Mid Cap Growth
%	AllianceBernstein VPS Small/Mid	%	Guggenheim VIF Floating Rate	%	Invesco V.I. Value Opportunities
	Cap Value		Strategies	%	Ivy Funds VIP Asset Strategy
%	American Century VP Mid Cap	%	Guggenheim VIF Global	%	Janus Aspen Enterprise
	Value		Managed Futures Strategy	%	Janus Aspen Janus Portfolio
%	American Century VP Ultra®	%	Guggenheim VIF High Yield	%	JPMorgan Insurance Trust Core
%	American Century VP Value	%	Guggenheim VIF Large Cap Value		Bond Portfolio
%	American Funds IS® Asset Allocation	%	Guggenheim VIF Long Short Equity	%	Lord Abbett Series
%	American Funds IS® Global Bond	%	Guggenheim VIF Macro		Bond-Debenture VC
%	American Funds IS® Global Growth		Opportunities	%	Lord Abbett Series Developing
%	American Funds IS® Growth-Income	%	Guggenheim VIF Managed		Growth VC
%	American Funds IS® International		Asset Allocation	%	MFS® VIT II Research International
%	American Funds IS® New World	%	Guggenheim VIF Mid Cap Value	%	MFS® VIT Total Return
%	BlackRock Equity Dividend V.I.	%	Guggenheim VIF Money Market	%	MFS® VIT Utilities
%	BlackRock Global Allocation V.I.	%	Guggenheim VIF Multi-Hedge	%	Morgan Stanley UIF Emerging
%	BlackRock High Yield V.I.		Strategies		Markets Equity
%	ClearBridge Variable	%	Guggenheim VIF Small Cap Value	%	Neuberger Berman AMT
	Aggressive Growth	%	Guggenheim VIF StylePlus		Socially Responsive
%	ClearBridge Variable		Large Core	%	Oppenheimer Core Bond Fund/VA
	Small Cap Growth	%	Guggenheim VIF StylePlus	%	Oppenheimer Global Fund/VA
%	Dreyfus IP MidCap Stock		Large Growth	%	Oppenheimer Main Street
%	Dreyfus IP Small Cap Stock Index	%	Guggenheim VIF StylePlus		Small Cap Fund®/VA
%	Dreyfus IP Technology Growth		Mid Growth	%	PIMCO VIT All Asset
%	Dreyfus VIF Appreciation	%	Guggenheim VIF StylePlus	%	PIMCO VIT CommodityRealReturn
%	Dreyfus VIF International Value		Small Growth		Strategy
%	Fidelity® VIP Equity-Income	%	Guggenheim VIF Total Return Bond	%	PIMCO VIT Emerging Markets Bond
%	Fidelity® VIP Growth & Income	%	Guggenheim VIF World Equity	%	PIMCO VIT Foreign Bond
%	Fidelity® VIP Growth Opportunities		Income		(U.S. Dollar-Hedged)
%	Fidelity® VIP High Income	%	Ibbotson Aggressive Growth ETF	%	PIMCO VIT Low Duration
%	Fidelity® VIP Overseas		Asset Allocation	%	PIMCO VIT Real Return
%	Franklin Founding Funds Allocation	%	Ibbotson Balanced ETF Asset	%	PIMCO VIT Total Return
	VIP Fund		Allocation	%	Putnam VT Small Cap Value
%	Franklin Income VIP Fund	%	Ibbotson Conservative ETF	%	Royce Micro-Cap
%	Franklin Mutual Global Discovery		Asset Allocation	%	T. Rowe Price Health Sciences
	VIP Fund	%	Ibbotson Growth ETF Asset	%	Templeton Developing Markets
%	Franklin Small Cap Value VIP Fund		Allocation		VIP Fund
%	Franklin Strategic Income VIP Fund	%	Ibbotson Income and Growth ETF	%	Templeton Global Bond VIP Fund
%	Guggenheim VIF All Cap Value		Asset Allocation	%	Transparent Value Directional
%	Guggenheim VIF Alpha Opportunity	%	Invesco V.I. Comstock		Allocation VI
%	Guggenheim VIF CLS AdvisorOne	%	Invesco V.I. Equity and Income	%	Western Asset Variable Global High
	Amerigo	%	Invesco V.I. Global Health Care		Yield Bond
		%	Invesco V.I. Global Real Estate	Must Total 100%
		%	Invesco V.I. Government Securities
		%	Invesco V.I. International Growth

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9. Salary Reduction Information
Please complete this section ONLY if you are contributing through salary reduction.
The Employee’s salary will be reduced by the sum of: $	or	% per pay period
Beginning:		❒ Please skip the following month(s):
Date (mm/dd/yyyy)
Will your employer match contributions? m Yes m No
Employer Name
Mailing Address
	Street Address	City	State	ZIP Code
Billing Statement Address
(if different from above) Street Address	City	State	ZIP Code

10. Incentives and Other Considerations

Have you been offered any cash incentive or other consideration (such as free insurance) as an inducement to apply for this annuity contract? m Yes m No

To the best of your knowledge and belief, has the annuitant been offered any cash incentive or other consideration (such as free insurance) as an inducement to apply for this annuity contract? m Yes m No

11. Statement of Understanding

I have been given a current prospectus that describes the Contract for which I am applying. I understand that annuity payments and withdrawal values, if any, when based on the investment experience of the Investment Options are variable and dollar amounts are not guaranteed and that any benefits, values or payments based on performance of the Investment Options may vary and are NOT guaranteed by the U.S. Government or any State Government; and are NOT federally insured by the FDIC, the Federal Reserve Board or any other agency, Federal or State. I further understand that I bear all investment risk except for the amount of funds that are placed in the Fixed Account (subject to availability).

If my annuity contract qualifies under Section 403(b), I declare that I know: (1) the limits on withdrawals from my Contract imposed by Section 403(b)(11) of the Internal Revenue Code; and (2) the investment choices available under my employer’s Section 403(b) plan to which I may elect to transfer my account balance. I understand that the amount paid and the application must be acceptable to FSBL under its rules and practices. If they are, the contract applied for will be in effect on the Contract Date. If they are not, FSBL will be liable only for the return of the amount paid.

☐ Check this box to receive a Statement of Additional Information.

12. Provide Signature

My signature below indicates the information provided within the application is accurate and true, including my tax identification number.

Tax Identification Number Certification

Instructions: You must cross out item (2) in the below paragraph if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest or dividends on your tax return. For contributions to an individual retirement arrangement (IRA), and generally payments other than interest and dividends, you are not required to sign the certification, but you must provide your correct Tax Identification Number.

Under penalties of perjury I certify that (1) The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me); and (2) I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends or the IRS has notified me that I am no longer subject to backup withholding; and (3) I am a U.S. citizen or other U.S. person (as defined in the IRS Form W-9 instructions).

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

X
	Signature of Owner	Date (mm/dd/yyyy)	Signed at (City/State)

X
	Signature of Joint Owner	Date (mm/dd/yyyy)
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Registered Representative/Dealer Information

Will the Annuity being purchased replace any prior insurance or annuities of this or any other Company?

☐
No, to the best of my knowledge, this application is not involved in the replacement of any life insurance or annuity contract, as defined in applicable Insurance Department Regulations. I have complied with the requirements for disclosure and/or replacement by enclosing a completed and signed Definition of Replacement and leaving a copy of the form with the applicant.

☐
Yes. If yes, please enclose a completed and signed (i) Disclosure Statement; (ii) Important Notice form; and (iii) Incoming Funds Transfer form. The agent is required to leave with the applicant a copy of the Disclosure Statement and Important Notice form. Also, if an Application Supplement is applicable (for selecting the dollar cost averaging or asset allocation option), please enclose a completed and signed Application Supplement as well.

Comments:

Print Name of Representative
X
	Signature of Representative	Date (mm/dd/yyyy)
Address
	Street Address	City	State	ZIP Code
Daytime Phone Number	Email Address

Representative Number
Print Name of Broker/Dealer
For Registered Representative’s Use Only
Option: ❒ A ❒ B (default) ❒ C ❒ D

Important Information About Procedures for Purchasing a Contract

To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify and record information that identifies each person who purchases a contract.

What this means to you: When you purchase a contract, we will ask for your name, address, date of birth, and other information that will allow us to identify you. We may also ask to see your driver’s license or other identifying documents.

Mail to: First Security Benefit Life Insurance and Annuity Company of New York • Administrative Office • PO Box 750497 • Topeka, KS 66675-0497 or Fax to: 1-785-368-1772
Visit us online at www.securitybenefit.com

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SecureDesigns 15-90016-08 2015/03/31

SecureDesigns 15-90016-08 2015/03/31

SecureDesigns 15-90016-08 2015/03/31